FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2007

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14157 (Commission File Number)	36-2669023 (IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois (Address of principal executive offices)	60602 (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Kenneth R. Meyers, who became Executive Vice President and Chief Financial Officer of Telephone and Data Systems, Inc. ("TDS") on January 1, 2007, entered into a Deferred Compensation Agreement with TDS pursuant to which he elected to defer 9% of his gross semi-monthly payroll check for services performed in 2007 into a Deferred Compensation Account.

Commencing on February 28, 2007, and on the last day of each month thereafter until all of the Deferred Compensation Account has been distributed in full, there shall be credited to such Account (before any amount is credited for the month then ending), interest compounded monthly computed at a rate equal to one-twelfth (1/12) of the sum of (a) the average thirty (30) year Treasury Bond rate of interest (as published in Bloomberg.com for the last day of the preceding month) plus (b) 1.25 percentage points.

Mr. Meyers elected to receive his distributable balance in 20 installments upon separation of service.

This brief summary is qualified by reference to the Deferred Compensation Agreement attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

        In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: January 8, 2007

By:	/s/ D. Michael Jack

D. Michael Jack
Senior Vice President and Corporate Controller

EXHIBIT INDEX The following exhibits are filed herewith as noted below.

Exhibit Number	Description of Exhibit
99.1	Deferred Compensation Agreement between TDS and Kenneth R. Meyers effective January 1, 2007
99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement